(RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement       [ ] Confidential, for use of the
                                          Commission Only (as permitted by Rule
                                          14(a)(6)(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12

                          University Bancorp, Inc.
              (Name of Registrant as Specified In Its Charter)
_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies: N/A

     (2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

     (4) Proposed maximum aggregate value of transaction:  N/A

     (5) Total fee paid: N/A

     [ ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A
     (2) Form, Schedule or Registration Statement No.: N/A
     (3) Filing Party: N/A
     (4) Date Filed:   N/A

Page 1 of 24

                            UNIVERSITY BANCORP, INC.
                                 959 Maiden Lane
                            Ann Arbor, Michigan 48105
                                 (734) 741-5858

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       AND
                                 PROXY STATEMENT
                               September 20, 2002

To the Holders of Common Stock of University Bancorp, Inc.:

     The Annual Meeting (the "Meeting") of Stockholders of University Bancorp, Inc. (the "Company") will be held at the main office of University Bank (the "Bank"), the Company's bank subsidiary, 959 Maiden Lane, Ann Arbor, Michigan 48105, at 12:00 noon, local time, on Friday, October 25, 2002 for the following purposes:

     1. To elect seven directors to serve until the next Annual Meeting of Stockholders;

     2. Proposal to approve an amendment to University Bancorp's Amended and Restated Certificate of Incorporation effecting a 1-for-2 reverse split of University Bancorp's common stock.

     3. To transact such other business as may properly come before the Meeting.

     The Board of Directors has set 5:30 p.m. Central Standard Time, on September 25, 2002 as the record date for the determination of the stockholders entitled to vote at the Meeting. All stockholders as of the record date are entitled to receive this notice. The Proxy Statement and form of proxy for the Meeting are being mailed with this notice and the initial mailing including the Proxy Statement and form of proxy will be sent to stockholders on approximately September 26, 2002.

                                    By order of the Board of Directors,

                                    Joseph L. Ranzini,
                                    Secretary

September 20, 2002

     If you wish to participate in the vote on the matters coming before the Annual Meeting and do not intend to attend in person, please mark, sign and date the enclosed form of proxy and return it promptly to the Company, c/o University Bank, 959 Maiden Lane, Ann Arbor, Michigan 48105.






                            UNIVERSITY BANCORP, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               September 20, 2002

                               TABLE OF CONTENTS


                                                             Page

General Information                                            3

Election of Directors                                          5

Proposal to Effect a Reverse Stock Split                       7

Security Ownership of Certain Beneficial
  Owners and Management                                       13

Executive Officers                                            15

Executive Compensation                                        15

Section 16(a) Beneficial Ownership Reporting Compliance       16

Compensation Plans                                            17

Certain Relationships and Related Transactions                19

Independent Public Accountants                                20

Other Matters                                                 20

Appendix A: Proposed Amendment to Certificate of
   Incorporation of University Bancorp, Inc. Effecting
   a Reverse Stock Split                                      21





GENERAL INFORMATION

     By appointing "proxies", stockholders may vote their shares at the Annual Meeting of Stockholders (the "Meeting") of University Bancorp, Inc. (the "Company"), which is scheduled to be held on October 25, 2002 and any adjournments thereof, whether or not they attend. With this Proxy Statement, the Company's Board of Directors provides information on the items of business scheduled for the Meeting and asks you to appoint proxies selected by the Board of Directors to vote your shares. The Company's Board of Directors is soliciting your proxy. The Company is paying for the cost of such solicitation.

     The proxies will vote your shares according to your instructions. The Board of Directors recommends a vote:

     1) "FOR" the election of each of the nominees for election as directors of the Company indicated in the accompanying form of proxy. You may vote "FOR" or "WITHHOLD" as to all or any one or more nominees for election as directors.

     2) "FOR" the proposal to approve an amendment to University Bancorp's Amended and Restated Certificate of Incorporation effecting a 1-for-2 reverse split of University Bancorp's common stock.

     You have one vote for each share of Common Stock, par value $.01 per share, of the Company ("Common Stock") registered in your name on the Company's books on September 25, 2002 at 5:30 p.m., Central Standard Time, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At that time, the Company had 3,899,550 shares of Common Stock outstanding and entitled to vote.

     If you wish to participate in the vote on the matters coming before the Meeting, please sign, date and promptly return your form of proxy to the Company, c/o University Bank, 959 Maiden Lane, Ann Arbor, Michigan 48105.

     If you return a properly signed and dated form of proxy but do not mark any choices for the election of directors your shares will be voted in accordance with the recommendations of the Board of Directors as to such election.

     You may revoke the proxy solicited by the Board of Directors before its exercise by delivering written notice of such revocation to the Company c/o University Bank, 959 Maiden Lane, Ann Arbor, Michigan 48105, or by submitting a subsequently dated proxy, or by attending the Meeting and voting by ballot.

     Directors will be elected by plurality of the votes of Common Stock cast at the Meeting. For these purposes, abstentions and broker non-votes are not considered votes cast.




Presentation of Proposals of Stockholders

     It is expected that the next annual meeting of stockholders of the Company will be held in the 2003 calendar year. Proposals of stockholders to be presented at such annual meeting must be received by the Company prior to December 15, 2002 to be included in the Company's proxy statement and form of proxy for such annual meeting. The notice and any such proposal must comply with the applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.


Corporate Governance - Attendance at Board of Director and Committee Meetings

     The Board of Directors oversees the management of the business of the Company. The Board of Directors has an audit committee consisting of Keith Brenner, Robert Goldthorpe and Michael Talley which met three times during 2001. During 2002, Mr. Brenner resigned and was replaced by Gary Baker, who also joined the audit committee. The Compensation Committee of the Board of Directors consists of three members of the board, presently Messrs. Stephen Lange Ranzini, Joseph L. Ranzini and Michael Talley. The Compensation Committee met once and all members of this committee attended each meeting. The board had no nominating committee during the fiscal year ended December 31, 2001. The Board of Directors held a total of 2 meetings during the 2001 fiscal year. All directors attended each meeting.


Corporate Governance - Discussion of Committees

     The Audit Committee receives audit reports and management recommendations from the Company's outside independent auditors and responds to these reports and recommendations. The Compensation Committee sets the amount and type of pay for the employees of the Company. Each subsidiary has its own compensation committee and independent compensation process. The Company has a policy that executives of the Company do not draw pay directly from the Company because they spend their time mainly on the business of the subsidiaries. The Company's Compensation Committee establishes the level of ESOP and Stock Option Plan compensation through recommendations to the Company's board of directors. Joseph
L. Ranzini and Stephen Lange Ranzini as executive officers of the Company sit on the Compensation Committees of the Company, the Bank and Michigan BIDCO, Inc.


Compensation of Directors

     Directors are not compensated for attendance at meetings, although they are reimbursed for travel expenses. In addition, each of the outside directors was awarded 25,000 stock options to buy common stock at $1 per share expiring April 1, 2012 in April 2002. Directors were last awarded stock options in 1993.




ELECTION OF DIRECTORS

     The Board of Directors recommends a vote "FOR" the slate of seven directors named below. Biographical information is included below for each nominee. Persons elected at the Meeting will hold office until a successor is elected or until earlier resignation or removal. In the event that any of these director nominees becomes unavailable to serve, proxies will be voted for the election of such other person(s) as may be recommended by the Board of Directors.


Nominees for Election as Directors of the Company

     Stephen Lange Ranzini, age 37, has been President, CEO and a director of the Company or its Predecessors since July 1988, and served as the Treasurer of the Company and its Predecessors from July 1988 to December 1995. Since May 1993, Mr. Ranzini has also served as the Treasurer and a Director of Michigan BIDCO, Inc. (the "BIDCO"), a community development lending organization described further below. Since December 1995, Mr. Ranzini has been Treasurer and a Director of Northern Michigan Foundation, a non-profit community development lending organization that shares common senior management with BIDCO. Since March 1994 Mr. Ranzini has served as a director of University Bank and since November 1997 has served as Chairman of the Bank's board of directors. He has held various senior management positions with the bank, including that of President of the Bank between October 1994 and November 1995 and again since November 1997. Between December 1995 and October 1997 he served as the Bank's Senior Vice President - Mortgage Banking, supervising the Bank's subsidiaries:
Arbor Street LLC, Midwest Loan Services, Inc., Varsity Funding, LLC, and Varsity Mortgage, LLC. A graduate of Yale in 1986, he is the son of Joseph Louis Ranzini and the brother of Joseph Lange Ranzini and Paul Lange Ranzini. Since July 1991, Mr. Ranzini has been a director of CityFed Financial Corp., a former savings and loan holding company now based in Massachusetts. Since May 1997 he has been a director of Newco Bancorp (formerly Municipal Bancorp), a Toronto Stock Exchange listed financial services company based in Toronto, Canada.

     Joseph Louis Ranzini, Esq., age 73, has been Chairman of the Board, a director and Secretary of the Company or of predecessor corporations merged into the Company (the "Predecessors") since July 1988. Mr. Ranzini has been a
Director of University Bank (the Company's subsidiary) since July 1988 and served as Chairman of the Board from March 1994 to January 1996 and Secretary since November 1997. Since May 1993, Mr. Ranzini has served as the President and Chairman of the Board of Michigan BIDCO, Inc. Since December 1995, Mr. Ranzini has been President and Chairman of the Board of Northern Michigan Foundation. Mr. Ranzini maintained a private law practice in New Jersey from 1965 until June 1991. Mr. Ranzini is the Father of Stephen Lange Ranzini, Paul Lange Ranzini and Dr. Joseph Lange Ranzini.

     Gary Baker, age 47, was elected as a director of the Company in April 2002. He is currently Director, Automotive in the Manufacturing Global Industry Group of EDS. He also hosts a radio show called the Internet Advisor on Detroit's WJR 760AM and a similar TV segment on Detroit's WXYZ-TV Channel 7 Action News. Gary is a former Partner in the Advanced Technology Group in Arthur Andersen and in April 1994 founded and was the CEO of Online Technologies Corporation, one of the oldest ISPs in Michigan specializing in hosting and developing business Websites. He earned a BA and an MBA from the University of Michigan.

     Robert Goldthorpe, age 65, has served as a director of the Company since April 1996. Mr. Goldthorpe also served as a Director of University Bank from September 1992 to January 1996. For more than the past five years, Mr. Goldthorpe has been President of Goldthorpe Enterprises, a diversified holding company with operations in the central and eastern portion of the Upper Peninsula of Michigan, with investments in hotels, restaurants, apartment buildings, a hardware store, and the construction and contracting business.

     Dr. Joseph Lange Ranzini, age 42, has served as a director of the Company since April 1996. A graduate of Dartmouth College in 1982, he earned his M.D. from the University of Virginia in 1986, and completed his residency with a specialty in General Surgery at Mary Imogene Bassett Hospital, an affiliate of Columbia University in Cooperstown, New York, in 1992. Since that time he has been in a general surgery private practise at Augusta Medical Center in Fishersville, Virginia. He is the son of Joseph Louis Ranzini and the brother of Stephen Lange Ranzini and Paul Lange Ranzini.

     Paul Lange Ranzini, age 40, has served as a director of the Company since April 1996. He is Managing Editor at A-R Editions, a leading musicology book publisher, and a Doctoral Candidate in Music History and Theory at the University of Chicago. He has attended the University of Chicago since 1989, except in 1994 and 1995, when he earned a Fulbright Fellowship to Germany for Dissertation Research. At the University of Chicago, he was also employed part-time as the computer data center manager at the University's International House. From 1984 to 1988 he was a graduate student at the University of Michigan in Ann Arbor, Michigan, where he earned two Masters, an M.A. in Musicology and an M.M. in Organ and Church Music. From 1979 to 1983 he was a student at the College of William and Mary, where he received a B.A. in Philosophy. He is the son of Joseph Louis Ranzini and the brother of Stephen Lange Ranzini and Joseph Lange Ranzini.

     Michael Talley, age 51, has served as a director of the Company or its Predecessors since 1988. Since March 1990, Mr. Talley has been employed as an Account Executive at Ladenburg Capital Management and its predecessor, Ladenburg, Thalmann & Co. Inc., in New York, New York and currently holds the title, Vice President, Private Client Services. Between February 1988 and March 1990 Mr. Talley served as an Account Executive at Oppenheimer & Co., Inc. in New York, New York. For more than five years until February 1988, he served as an Account Executive at L.F. Rothschild Unterberg Towbin in New York, New York. Mr. Talley is a native of Detroit, Michigan, and a graduate of Michigan State University, in East Lansing, Michigan.

     There is no family relationship between any current director or executive officer of the Company and any other current director or executive officer of the Company, except as indicated above.


PROPOSAL TO EFFECT A REVERSE STOCK SPLIT

Overview

     You are being asked to vote on an amendment to our Amended and Restated Certificate of Incorporation which would effect a one-for-two reverse stock split of all outstanding shares of our common stock. Our board of directors has adopted a resolution approving, declaring advisable and recommending to our stockholders for their approval a proposal to amend our Amended and Restated Certificate of Incorporation to effect this reverse stock split.

     If our stockholders approve the proposal to amend our Amended and Restated Certificate of Incorporation to effect the reverse stock split, we will file a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as possible after we receive the approval. The certificate of amendment will effect a one-for-two reverse split of the shares of our issued and outstanding common stock but will not change the number of authorized shares of common stock or preferred stock, or the par value of University Bancorp's common stock or preferred stock.

Reasons for the Reverse Stock Split

     Our board of directors believes that we should implement a reverse stock split to reduce the number of issued and outstanding shares. In addition, our board of directors believes that a reverse stock split will facilitate the continued listing of our common stock on the NASDAQ Small-Cap Market and may enhance the desirability and marketability of our common stock to the financial community and the investing public.

     If we effect the reverse stock split, our board of directors believes that the resulting reduction in the number of our outstanding shares of our common stock may encourage greater interest in our common stock by the investment community. Our board of directors believes that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. In addition, financial advisors and analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Our board of directors believes that if the reverse stock split has the effect of raising the trading price of our common stock, this will increase the attractiveness of our common stock to the investment community and possibly promote greater liquidity for our existing stockholders.

     Our common stock is quoted on the NASDAQ Small-Cap Market. To be quoted on the NASDAQ Small-Cap Market, among other things, a company's common stock must maintain a minimum bid price of $1.00 per share. On September 5, 2002 we received notification from the NASDAQ Small-Cap Market that we had not been in compliance with this minimum bid price rule and that our common stock would be delisted. To regain compliance, our stock price must trade above $1.00 for ten
(10) consecutive trading days. Our board of directors believes that the reverse stock split will facilitate regaining compliance with the Nasdaq minimum bid price listing requirement by causing an increase in the minimum bid price of our common stock to above the $1.00 per share minimum, although we cannot assure you that this will occur. If we do not regain compliance, and our common stock is delisted from the NASDAQ Small-Cap Market, trading in our common stock, if any, would have to be conducted on the OTC Bulletin Board or in the non-Nasdaq over-the-counter market (or "pink sheet" market). This would likely significantly decrease the liquidity of our common stock.

Risks Associated with the Reverse Stock Split

     This proxy includes forward-looking statements including statements regarding our intent to solicit approval of a reverse stock split, the timing of the proposed reverse stock split, and the potential benefits of a reverse stock split, including but not limited to increased investor interest, continued listing on the NASDAQ Small-Cap Market and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumption of University Bancorp, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include but are not limited to risks relating to the volatility of our stock price, general market and economic conditions and risks related to the development of our business. For a discussion of these and other risk factors that could affect our business, investors should read the risk factors listed beginning on page 22 in our Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

     There can be no assurance that the reverse stock split will result in the benefits described above under the heading "Reasons for the Reverse Stock Split." Specifically, there can be no assurance that the market price of our common stock immediately after the effective date of the proposed reverse stock split would be maintained for any period of time or that such market price would approximate two times the market price of our common stock before the reverse stock split. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the current market price. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. We cannot assure you that the reverse stock split will not further adversely impact the market price of University Bancorp's common stock.

     Furthermore, we cannot assure you that the reverse stock split will result in a per share price that will attract institutional investors and brokers. While our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

Implementation and Effects of the Reverse Stock Split

     If our stockholders approve the reverse stock split proposal and our board of directors implements the reverse stock split, the reverse stock split would have the following effects:


     >every  2  shares  of  our  common  stock  owned  by  a  stockholder   will
automatically be changed into and become one new share of our common stock;


     >the number of shares of our common stock issued and outstanding will be reduced proportionately;


     >proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;


     >the number of shares reserved for issuance under our existing stock option plans will be reduced proportionately based on the 1-for-2 reverse stock split ratio. In addition, the number of shares reserved for issuance under our existing stock option plans will be adjusted to take into account the 50% stock dividend previously paid to shareholders in 1998.

     The reverse stock split will be effected simultaneously for all of our common stock and the exchange number will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in University Bancorp, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to an additional share of common stock in lieu of such fractional shares. Such additional full shares of common stock will increase the proportionate interest of stockholders effected. This, however, is not the purpose for which we are effecting the reverse stock split. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares

     No fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by 2 will instead receive an additional share of common stock in lieu thereof.

Authorized Shares

     The reverse stock split would not change the number of authorized shares of our common stock designated in our Amended and Restated Certificate of Incorporation, which is currently 5,000,000 shares. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase. In addition, we will continue to have 500,000 authorized but unissued and undesignated shares of preferred stock.

     These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock may be diluted. Also, if we issue shares of our preferred stock, the issued shares may have rights, preferences and privileges senior to those of our common stock. We have no current plan to issue these additional shares.

Potential Anti-Takeover Effect

     The additional shares of common stock that would become available for issuance if the reverse stock split is approved could also be used by us to oppose a hostile takeover attempt or delay or prevent changes of our control or changes in or removal of our management, including transactions that are favored by a majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our board of directors could strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of University Bancorp, and it is not part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the reverse stock split proposal, our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed as affecting the ability of third parties to take over or change the control of University Bancorp.

Other Effects on Outstanding Shares

     If a reverse stock split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

     In addition, the reverse stock split would result in some stockholders owing "odd-lots" of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Accounting Matters

     The reverse stock split will not affect the par value of our common stock. On the effective date of the reverse stock split, the stated capital on University Bancorp's balance sheet attributable to University Bancorp's common stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of University Bancorp's common stock will be increased because there will be fewer shares of University Bancorp's common stock outstanding.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

     If the stockholders approve the reverse stock split proposal, we intend to implement the reverse stock split as soon as possible thereafter. The reverse stock split would be implemented by filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the certificate of amendment, which will most likely be immediately after the filing of the certificate of amendment and which we refer to as the "effective time." Beginning at the effective time, each certificate representing shares of our common stock before the reverse stock split will automatically be deemed for all corporate purposes to evidence ownership of one-half of one share of our common stock after the reverse stock split. All shares issuable upon exercise or conversion of outstanding options, warrants or other securities will automatically be adjusted. The form of the proposed amendment to effect the reverse stock split is attached hereto as Appendix A; however, the text of the certificate of amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the reverse stock split.

     As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. University Bancorp expects that its transfer agent, Computershare, will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal. Our transfer agent, Computershare, will charge a fee for exchanging shares together with a letter of transmittal, so the board of directors recommends that shareholders NOT immediately exchange the shares they hold, but rather, that shareholders keep their existing share certificates and the letter of transmittal for future use in the event they ever need to transfer their shares in the future.

No Dissenters' Rights

     Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of certain material United States federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of our common stock held by our stockholders before the reverse stock split were, and the shares of our common stock held after the reverse stock split will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended, or the "Code" (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

     Stockholders will not recognize any gain or loss upon such stockholder's exchange of shares held before the reverse stock split for shares after the reverse stock split. The aggregate tax basis of the shares of our common stock received in the reverse stock split (including any fraction of a share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the shares of our common stock exchanged therefor. In general, stockholders who receive a full share instead of their fractional share interests in the shares of our common stock as a result of the reverse stock split will recognize no gain or loss as a result of the exchange or additional share issuance until they sell shares at a future date. The stockholder's holding period for the shares of our common stock after the reverse stock split will include the period during which the stockholder held the shares of our common stock surrendered in the reverse stock split.

     This summary of certain material United States federal income tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Required Vote

     The affirmative vote of the holders of a majority of the outstanding shares of University Bancorp's common stock is required to approve the reverse stock split proposal. A majority of the shareholders of University Bancorp have advised the board that they intend to vote "FOR" the proposal.

Recommendation of the Board of Directors

     The board of directors has determined that the reverse stock split proposal is advisable and in the best interests of our stockholders and recommends that the stockholders vote "FOR" approval of the reverse stock split proposal.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is information with respect to number and percentage of outstanding shares of the Company beneficially owned by certain persons, including those known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, the directors of the Company individually and the directors and officers of the Company as a group. The information in the table is as of September 15, 2002, except as otherwise indicated.

                                   Amount and Nature  Percent
                         Title of   of Beneficial       of
Name and Address         Class      Ownership (1)     Class

Stephen Lange Ranzini    Common   2,063,996 (2)(3)   51.93%
c/o University Bank      Stock          (4)(5)
959 Maiden Lane
Ann Arbor, MI 48105

Joseph L. Ranzini, Esq.  Common 161,243 (6)           4.06%
c/o University Bank      Stock
959 Maiden Lane
Ann Arbor, MI 48105

Dr. Joseph Lange Ranzini Common   1,234,277 (2)(4)   31.05%
675 Cherry Avenue        Stock          (5)
Waynesboro, VA 22980

Paul Lange Ranzini       Common   1,542,565 (2)(4)   38.81%
1024 Pleasant View Road  Stock          (5)
Middleton, WI 53562

Gary Baker               Common      25,000 (7)       0.63%
2215 Londonderry         Stock
Ann Arbor, MI 48104

Robert Goldthorpe        Common      52,810 (7)       1.33%
2564 Helmer St.          Stock
McMillan, MI 49853

Michael Talley           Common      25,000 (7)       0.63%
55 Payson Ave. #4I       Stock
New York, NY 10034

Ranzini Family Trust     Common     480,000 (2)      12.08%
  dated 11/8/90          Stock
c/o University Bank
959 Maiden Lane
Ann Arbor, MI 48105

Ranzini Family Trust     Common 3    94,608 (4)       9.93%
  dated 12/20/89         Stock
c/o University Bank
959 Maiden Lane
Ann Arbor, MI 48105

[footnotes continued on following page]

Ranzini Family Trusts    Common     667,957 (5)      16.81%
  of 1996                Stock
c/o University Bank
959 Maiden Lane
Ann Arbor, MI 48105

All Current Officers     Common   2,970,131 (2)(4)   76.17%
and Directors, as a      Stock              (5)(7)
Group (Seven Persons)                       (8)

___________________________________________


     (1) Unless otherwise indicated, the indicated person is believed to have sole voting and investment power over shares indicated as beneficially owned by such person.

     (2) Includes 480,000 shares of Common Stock held by an irrevocable trust, the primary beneficiary of which is Mr. Stephen Lange Ranzini. The trustees of the trust are Dr. Joseph Lange Ranzini and Prof. Paul Lange Ranzini. Includes 283,725 shares of Common Stock held by an irrevocable trust, the primary beneficiary of which is Mrs. Mildred Lange Ranzini, Mr. Joseph Louis Ranzini's spouse and Mr. Stephen Lange Ranzini's mother. The trustees of the trust are Dr. Angela Ranzini and Mr. Stephen Lange Ranzini.

     (3) Does not include the shares held in the trust referred to above in note 2 as to which Mr. Ranzini is the primary beneficiary.

     (4) Includes 394,608 shares of Common Stock held by an irrevocable trust, the primary beneficiaries of which are Mr. Joseph L. Ranzini's five adult children. The trustees of the trust are Mr. Stephen Lange Ranzini, Dr. Joseph Lange Ranzini and Prof. Paul Lange Ranzini. Mr. Stephen Lange Ranzini is a primary beneficiary of one-fifth or 78,922 of the shares of Common Stock held under the terms of the trust.

     (5) Includes shares held by the thirteen Ranzini Family Trusts of 1996, which collectively hold 667,957 shares of Common Stock. Stephen Lange Ranzini and Prof. Paul Lange Ranzini as trustees disclaim beneficial ownership of 667,957 shares of Common Stock each held by Trusts for which they are trustees, and which are included in the shares above. Dr. Joseph Lange Ranzini as trustee disclaims beneficial ownership of 359,669 shares of Common Stock held by Trusts for which he is trustee.

     (6) Does not include the 480,000 shares of Common Stock referred to in note 2 above, the 272,958 shares of Common Stock referred to in note 3 above, the 379,665 shares of Common Stock referred to in note 11 below, 283,725 shares of Common Stock owned by his spouse, Mildred Lange Ranzini and 294,549 shares held by the Mildred Ranzini Trust as to which Mr. Ranzini disclaims beneficial ownership.

     (7) Includes currently exercisable options on 25,000 shares of common stock are held by each of Mr. Baker, Mr. Goldthorpe and Mr. Talley. The shares subject to such person's respective option are included in such person's respective holdings and in the total shares held by all current officers and directors as a group.

[footnotes continued on following page]


     (8) The total number of shares of Common Stock held by the Ranzini Group (Mr. Joseph L. Ranzini, Mr. Stephen Lange Ranzini, Mrs. Mildred Ranzini and the various Ranzini Family Trusts), is 2,895,131, or 74.24% of the currently outstanding shares.

EXECUTIVE OFFICERS

     Joseph L. Ranzini and Stephen Lange Ranzini hold executive officer positions with the Company, as indicated above under "Election of Directors". Officers of the Company serve at the discretion of the Board of Directors and generally are to be elected annually. Rebecca David, by virtue of her position as CEO of the Company's University Bank subsidiary could also be considered an executive officer of the Company.

     Rebecca David, age 48, has served as CEO and a Director of University Bank since January 2001. Between April 1985 and July 2000, Ms. David served in a variety of positions at Franklin Bank of Southfield, Michigan, a community bank that serves the Detroit, Michigan area with over $500 million in assets. Her positions at Franklin Bank included President from January 1999 to July 2000, a Director from 1997 to 2000, Executive Vice President in 1997 and 1998 and Senior Vice President from 1993 to 1997.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to the Company and affiliates for the fiscal years ended December 31, 2001, 2000 and 1999, of the Chief Executive Officer of the Company. There were no other individuals whose salary and bonus from the Company or its affiliates for the latest fiscal year exceeded $100,000:

Summary Compensation Table

                                                                                          Securities
Name and Principal                                                    Other Annual      Restricted Stock      Underlying
Position                      Year      Salary           Bonus        Compensation     Options/ Awards($)     SARs (#)

Rebecca David                 2001      $122,400          $ 0                             $31,200             100,000
CEO of University Bank                     (3)                                              (6)                 (6)

Stephen Lange Ranzini,        2001      $ 74,790          $ 0            $ 6,750          $ 0                    0
President & CEO                           (1)(3)                           (2)

Stephen Lange Ranzini,        2000      $ 82,404          $ 0            $ 6,750          $1,105                 0
President & CEO                           (1)(3)                           (2)              (5)

Stephen Lange Ranzini,        1999      $ 105,365         $ 0            $ 6,750          $ 7,176                0
President & CEO                            (1)(3)                           (2)                 (4)

[Footnotes continued on following page]


     (1) Salary in 2001,  2000 and 1999 includes  $12,000,  $18,750 and $45,400, respectively, from Michigan BIDCO, Inc., for which Mr. Ranzini served as Treasurer.

     (2) Includes SEP IRA pension payment of $6,750 from Michigan BIDCO, Inc. in 2001, 2000 and 1999.

     (3) At the end of the Company's fiscal year ended December 31, 2001, 28,371 shares of the Company's common stock were allocated to Mr. Ranzini and no shares to Ms. David under the Company's ESOP. Mr. Ranzini's rights in all of all these shares are vested. Valued at $1.25 per share, the last sale price of the Company's common stock on December 31, 2001, the aggregate value of such shares held by Mr. Ranzini was $35,464. No allocation was made under the Company's ESOP in 2001.

     (4) Allocation under the Company's ESOP of 2,392 shares of the Company's common stock to Mr. Ranzini in 1999.

     (5) Allocation under the Company's ESOP of 884 shares of the Company's common stock to Mr. Ranzini in 2000.

     (6) During 2001, Ms. David was allocated 100,000 options to purchase common stock under the University Bancorp, Inc. 1995 Stock Plan at $3 per share, vesting 20% per year beginning December 1, 2001 and expiring December 1, 2005. The exercise of these options was automatically reduced to $2 per share as a result of the 2001 Rights Offering to shareholders per the anti-dilution for dividend terms of the options. Ms. David also received a signing bonus of restricted shares of common stock valued at $31,200 in 2001.

     Excluding the options referenced in footnote 6, no options to purchase shares of Common Stock were granted to the executive officer named in the above summary compensation table during 2001.

     Mr. Ranzini did not receive during the three fiscal years ended December 31, 2001 nor did he hold at December 31, 2001, any stock options, SAR grants or Long Term Incentive Plan Awards.

     At December 31, 2001, Ms. David did not receive during the three fiscal years ended December 31, 2001 nor did he hold at December 31, 2001, any stock options, SAR grants or Long Term Incentive Plan Awards other than the options and shares referenced above in footnote 6.

     The Company does not have a defined benefit or actuarial pension plan.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The management of the Company ("we") reviewed the Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during its most recent fiscal year. We also reviewed the Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from executive officers and directors of the Company that did not file a Form 5 with respect to its most recent fiscal year, to the effect that no filing of a Form 5 is required with respect to such person. Based upon our review, no person who, at any time during the Company's most recent fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock, failed, as disclosed in the above Forms, to file on a timely basis, any reports required by Section 16(a) of the Exchange Act other than as follows:

     1) The Ranzini Family Trust dated December 20, 1989 did not file a Form 3 on a timely basis when it exercised its rights to purchase 103,650 shares on November 15, 2001 for $103,650 and its ownership increased to over 10% of the Company's outstanding shares;

     2) Joseph Louis Ranzini did not file a Form 4 on a timely basis when he exercised his rights to purchase 201,669 shares on November 15, 2001 for $201,669; when his spouse, Mildred Lange Ranzini exercised her rights to purchase 220,725 shares on November 15, 2001 for $220,725; and when the Mildred Ranzini Trust exercised its rights to purchase 294,549 shares on November 15, 2001 for $294,549;

     3) Stephen Lange Ranzini did not file a Form 4 on a timely basis when he exercised his rights to purchase 475,983 shares on November 15, 2001 for $475,983; when the Ranzini Family Trust dated December 20, 1989 of which he is co-trustee exercised its rights to purchase 103,650 shares on November 15, 2001 for $103,650; and when the Mildred Ranzini Trust, for which he is trustee, exercised its rights to purchase 294,549 shares on November 15, 2001 for $294,549;

     4) Joseph Lange Ranzini did not file a Form 4 on a timely basis when the Ranzini Family Trust dated December 20, 1989 of which he is co-trustee exercised its rights to purchase 103,650 shares on November 15, 2001 for $103,650;

     5) Paul Lange Ranzini did not file a Form 4 on a timely basis when the Ranzini Family Trust dated December 20, 1989 of which he is co-trustee exercised its rights to purchase 103,650 shares on November 15, 2001 for $103,650.


                             COMPENSATION PLANS

     University Bancorp, Inc. 1995 Stock Plan. The 1995 Stock Plan of the Company was adopted by the Board of Directors in November 1995 (and amended in April 1996) and later approved by the Company's stockholders. The purpose of the 1995 Stock Plan is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and other employees of the Company and any present or future parent or subsidiary (collectively "Related Corporations") are provided with the opportunity to purchase shares of Common Stock as "incentive stock options" ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Corporation and Related Corporations are provided with the opportunity to purchase shares of Common Stock of the Company pursuant to options which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such directors, officers, employees and consultants may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and Purchases are referred to hereafter as "Stock Rights".

     A total of 525,000 shares of Common Stock (as adjusted automatically per the terms of the Plan as a result of the Company's February 1998 3 for 2 stock split effected in the form of a 50% stock dividend of Common Stock) are reserved for issuance upon the exercise of Options or in connection with Awards or Purchases of stock under the 1995 Stock Plan (subject to adjustment for capital changes). Shares subject to Options which for any reason expire or are terminated unexercised may again be available for grant under the 1995 Stock Plan. Unless sooner terminated, the 1995 Stock Plan will terminate on November 15, 2005.

     The 1995 Stock Plan is administered by the Board of Directors of the Company. The Board has the right, in accordance with the Plan, to appoint a Compensation Committee ("Compensation Committee") of three or more of its members to administer the Plan. The Compensation Committee of the Board of Directors has been established and provides recommendations to the Board on the granting of options. The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and not more than ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the ISO expires no more than five years from its date of grant.

     Exercise of any Stock Right, in whole or in part, under the 1995 Stock Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the Common Stock in full, or, at the discretion of the Compensation Committee, by the delivery of shares of Common Stock of the Company, valued at fair market value, a promissory note, or through an exercise notice payment procedure, or any combination thereof.

     During 2001, options for a total of 100,000 shares of Common Stock were granted under the 1995 Stock Plan. Options on 5,000 shares of Common Stock were exercised in 2001 for a total of $8,750. As of September 15, 2002, options for a total of 306,974 shares of Common Stock were outstanding under the 1995 Stock Plan and 218,026 shares of Common Stock were available for grant of Stock Rights under the 1995 Stock Plan.

     Director Stock Options. In 1993, the Board of Directors approved the grant of options to purchase 15,000 shares of common stock to each of the four non-executive directors, in lieu of compensation. The exercise price was set at $2.08 per share, which was the then current bid price per share as reported by NASDAQ. The options are immediately exercisable and expire July 19, 2003. Options granted on 30,000 shares remain outstanding under this plan at September 15, 2002.

     University Bancorp, Inc. Employee Stock Ownership Plan. The Company has had in effect an employee stock ownership plan (the "ESOP") for eligible employees of the Company and its subsidiaries. The ESOP is a qualified plan under section 401(a) of the Internal Revenue Code, as amended. The ESOP provides that the employer may contribute thereto such amounts as it may determine and the contributions may be in cash or in stock, at the election of the Company.
Contributions are allocated among employees who have reached age 21, have at least one year of service and are employed more than 500 hours throughout the year. Contributions are allocated in the proportion that the employee's total compensation for the year (up to $200,000) bears to the total compensation of all ESOP participants for the year (up to $200,000 per participant). However, the sum of contributions and forfeitures allocated to an employee in any year cannot exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Employees who retire, die, become disabled or terminate their employment for any other reason would receive the value of the vested portion of their accounts, in cash or stock. Employees vest in their accounts in accordance with a vesting schedule based on years of credited service. No shares were contributed to the ESOP in 2001 or 2000 although shares previously allocated to the plan that were surrendered and reverted to the plan as a result of non-vesting terminations were reallocated to employees during 2000.

     University Bank 401(k) Profit Sharing Plan. The Bank established a new 401(k) Profit Sharing Plan (the "401(k) Plan"), effective January 1, 1996, which allows an employee of the Company or any of its subsidiaries who has reached age 18 and has completed one year of service to elect to reduce their compensation by up to 12% (subject to specified maximum limitations) and have such amounts contributed on their behalf to the 401(k) Plan. The 401(k) Plan provides for matching employer contributions for each employee who elects to reduce his or her compensation. The amount of matching contribution is up to the sole discretion of the employer. The employer can also make additional discretionary contributions for participating employees. The sum of an employee's salary reductions, and the matching and discretionary contributions and forfeitures allocated to an employee in the year could not exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Participants in the 401(k) Plan who retire, die or terminate their employment for any other reason after having completed at least five years of service would receive the total amount of their account; others receive their own salary reduction contributions plus only a portion of any employer matching contributions based on a vesting schedule. No matching contributions were made by the Bank for the years ended December 31, 2001 and 2000.





               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1993, a Rural Business and Industrial Development Company now called Michigan BIDCO, Inc. was established (the "BIDCO"). The BIDCO is licensed by the Michigan Financial Institutions Bureau (the "FIB") under the State of Michigan BIDCO program, and regulated and examined by the Bank & Trust Division of the FIB. The BIDCO invests in businesses in Michigan with the objective of fostering job growth and economic development. Joseph L. Ranzini is the President and Chairman of the Board of BIDCO and Stephen Lange Ranzini is the Treasurer. Stephen Lange Ranzini received $18,750 in salary, SEP IRA and board fee compensation from BIDCO in 2001. Joseph L. Ranzini received $21,953 in salary, SEP IRA and board fee compensation from BIDCO in 2001, and $2,400 in board fees from University Bank in 2001. When the BIDCO invests in businesses, it generally requires as part of its lending and/or investing agreement the right to designate one seat on the board of the companies in which it invests. Staff members of the BIDCO are assigned the task of sitting on such boards or administering such investments. Remuneration for such assignments is paid directly to the BIDCO and none to the individual who performs those services. In connection with his duties as Treasurer of BIDCO, Stephen Lange Ranzini, is the President of Arbor Street Corp. (New Jersey), the General Partner for Austin Trading Partners, LP, an investor in a mixed office waste deinked pulp mill. The BIDCO provides management services to Northern Michigan Foundation, an IRS approved 501(c)3 non-profit organization, under contract. Joseph L. Ranzini is the President and Chairman of the Board of the Foundation and Stephen Lange Ranzini is the Treasurer and a Director. The Foundation's board of directors has a majority of non-affiliated, independent directors. From time to time, the Foundation, to meet its own program goals, sells participations to the BIDCO in loan financings that it arranges. The Foundation has also from time to time provided financing and refinancings to companies that the BIDCO has outstanding loans to. During 2001, Michigan BIDCO redeemed University Bank's 280 shares in Michigan BIDCO, Inc. in exchange for $600,227 in cash and $600,000 of 7.5% cumulative redeemable preferred stock.

     In 1995, the Bank, through a 100%-owned subsidiary, Arbor Street LLC (Michigan), purchased $1,000,000 in federal low income housing tax credits through a partnership investment in Michigan Capital Fund for Housing Limited Partnership I, a Michigan limited partnership (the "Partnership"). The investment consisted of a $100,000 equity purchase and the execution by Arbor Street LLC of a $900,000 promissory note held by the Partnership (the "Note"). In connection with the execution of the Note, the Partnership required Joseph L. Ranzini and the Ranzini Family Trust dated 12/20/89 to personally guarantee the Note, because the Bank was prohibited from doing so by state banking regulations.

     Stephen Lange Ranzini, Paul Lange Ranzini and Dr. Joseph Lange Ranzini are the sons of Joseph Louis Ranzini.


                       INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accountant selected to be the Company's principal external auditor for the fiscal years ending December 31, 2001 and 2000 is Grant Thornton LLP. Crowe, Chizek & Co. was the Company's principal external auditor for the fiscal years ending December 31, 1999. A representative of the Grant Thornton firm is expected to be available by speaker telephone at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, or to respond to appropriate questions. The Company paid a total of $78,604 in audit and audit related fees to Grant Thornton LLP, its independent public accountants for 2001 and the fiscal year ended December 31, 2001 through the end of the first quarter of 2002. During that period, the Company paid to its independent public accountants $52,495 in audit fees, $0 in Financial Information Systems Design and Implementation Fees and a total of $26,109 in All Other Fees (principally tax related).



                                OTHER MATTERS

     The cost of proxy solicitation will be borne by the Company. Banks, brokers and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of proxy materials. In addition, directors, officers and other regular employees of the Company and its subsidiaries may solicit proxies, without additional compensation, by telephone, fax, in person, or by other electronic means.


Dated: September 20, 2002
APPENDIX A

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
UNIVERSITY BANCORP, INC. EFFECTING A REVERSE STOCK SPLIT

FORM OF AMENDMENT
A-1

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
UNIVERSITY BANCORP, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

     University Bancorp, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     (1) Article 4 of the Company's Amended and Restated Certificate of Incorporation, as amended, is to be amended to add the following immediately after the present first paragraph thereof (which, among other things, sets forth the number and par value of the Company's authorized capital stock, none of which is being amended):

     "Immediately upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the "Filing Date"), each 2 outstanding shares of the corporation's Common Stock will be exchanged and combined, automatically and without further action, into one share of Common Stock. A full share of the corporation's Common Stock will be issued in lieu of fractional shares of the corporation's Common Stock."

     (2) This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Section 242 of the General Corporation Law.

     (3) This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

     IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this day of , 2002.

UNIVERSITY BANCORP, INC.

Attest:____________________                  By: _____________________
             Joseph Louis Ranzini                      Stephen Lange Ranzini
             Its: Secretary                            Its: President
                                      A-1

     This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders of University Bancorp, Inc. (the "Company") scheduled for October 25, 2002.

     The undersigned hereby appoints Joseph L. Ranzini, Stephen Lange Ranzini and Paul Lange Ranzini, and each of them individually, proxies, with full power of substitution, to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held on October 25, 2002, and at any adjournment(s) thereof, upon all subjects that may properly come before the Meeting and any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy. If no directions are given, the proxies will vote "FOR" the election of all listed nominees for election as Directors and at their direction on any other matter that may properly come before the Meeting or any adjournment thereof.

     Your vote for the election of directors, described in the proxy statement may be indicated on the reverse side of this proxy.

     The nominees for election as directors are: Gary Baker, Robert Goldthorpe, Joseph L. Ranzini, Dr. Joseph Lange Ranzini, Paul Lange Ranzini, Stephen Lange Ranzini and Michael Talley.

_______________________________________________________________________________

     The Board of Directors recommends a vote FOR all listed candidates for election as Directors and FOR the proposal to do a 1 for 2 reverse stock split.
_______________________________________________________________________________
                               (SEE REVERSE SIDE)


     This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election as Directors of the nominees listed on the reverse side of this proxy.

Item 1. ELECTION OF DIRECTORS (see reverse side for list of nominees)

    FOR     WITHHELD          FOR, except vote withheld from the
                              following nominee(s):

    [ ]     [ ]

                              __________________________________

                              __________________________________

     Item 2. Proposal to approve an amendment to University Bancorp's Amended and Restated Certificate of Incorporation effecting a 1-for-2 reverse split of University Bancorp's common stock.

     FOR     AGAINST    ABSTAIN

[ ]       [ ]     [ ]




                                   The signer hereby revokes all
                                   proxies heretofore given by
                                   the signer to vote at the
                                   Meeting or any adjournment
                                   thereof.

                                   Dated:__________________

         Stockholder:              x_______________________
                                    Signature

                                    ________________________
                                    Signature (if held jointly)


                                    Please sign above exactly as name appears hereon. Joint owners should each sign. When signing as officer, attorney, executor, administrator, trustee or guardian, please give full title as such.